UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Asia Electrical Power International Group Inc.

(Name of small business issuer in its charter)

            Nevada                                          3613

(State or jurisdiction of incorporation         (Primary Standard Industrial Classification Code      (I.R.S. Employer Identification

          or organization)                                                       Number)                                                            Number)

#703-1112 West Pender Street, Vancouver, BC V6E2S1 Canada

(Address and telephone number of principal executive offices)

15th Factory Building, Nanshan Industrial Village, Nanxin Road, Nanshan District, Shenzhen, People’s Republic of China 518052

(Address of principal place of business or intended principal place of business)

#703-1112 West Pender Street, Vancouver, BC V6E2S1 Canada

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	7,752,000	$0.02	$ 155,040	$19.64

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(1)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the deemed price shares were issued to our shareholders in a Regulation S offering.  The price of $0.02 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

The information in this preliminary prospectus (“Prospectus”) is not complete and may be changed.  We may not sell these securities nor may offers to buy be accepted prior to the time the registration statement filed with the Securities and Exchange Commission becomes effective.  This Prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Subject to Completion, Dated ______________, 2004

PROSPECTUS

Asia Electrical Power International Group Inc.

All of the shares being offered, when sold, will be sold by the Selling Shareholders as listed in this prospectus.  The selling shareholders are offering:

7,752,000 shares of common stock

The shares were acquired by the selling shareholders directly from us in a private offering that was exempt from registration under the United States securities laws. We will bear all expenses related to the offering.

Our common stock is presently not traded on any market or securities exchange. It is our intention to have a market maker apply for trading for our common stock on the Over the Counter Bulletin Board following the effectiveness of this registration statement. The 24,000,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The Selling Shareholders may sell the shares as detailed in the section entitled “Plan of Distribution”.

The Securities and Exchange Commission (“SEC”) may deem each Selling Shareholder to be an underwriter under the U.S. federal Securities Act of 1933.

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The purchase of the securities offered through this prospectus involves a high degree of risk.

SEE SECTION TITLED "RISK FACTORS" HEREIN. NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date Of This Prospectus Is:  October __, 2004

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PROSPECTUS SUMMARY

We, Asia Electrical Power International Group Inc., were incorporated in the State of Nevada on August 30, 2002 as “Berita International Corporation”, for the purpose of producing high and mid-voltage electrical switchgears in the People's Republic of China ("China").  On December 24, 2003, we changed our name to “Keiji International Group Inc.” and on September 30, 2004 we changed our name to “Asia Electrical Power International Group Inc.” ("AEPI").

On January 23, 2003, we entered into an Asset and Share Exchange Agreement (the “Agreement") (Exhibit 2.1) with Shenzhen Naiji Electrical Equipment Co., Ltd. ("Naiji"), a China Corporation whereby we acquired all the issued and outstanding stock of Naiji valued at $483,396 for consideration of 24,000,000 of our common stock.

The value of Naiji’s stock, being $483,396, represents the cash contributions of each shareholder.  In China, ownership is determined by each shareholder’s proportionate cash contribution, instead of proportionate share ownership.  Accordingly, Naiji has not established an authorized share capital nor has it made any stock issuances.

As a result of the share exchange, Naiji became our wholly-owned subsidiary.  The shareholders of Naiji unanimously agreed to enter into the Agreement for the purposes of restructuring itself in anticipation of becoming listed on the OTC Bulletin Board.  AEIP was formed by Naiji for this purpose and prior to entering into the Agreement; had no assets, liabilities, equity and had not issued any of our shares.  As a result of entering into the Agreement; the shareholders of Naiji became the shareholders of AEIP in equal proportion wherein the 24,000,000 shares were allocated based on the capital contributions, or ownership of Naiji.  The Agreement therefore was a non-arms length transaction.

Naiji has produced high and mid-voltage electrical switchgears since its inception in 1997.  For the years ended December 31, 2002 and 2003 and for the six month period ended June 30, 2004, Naiji generated a profit of $25,961, $139,831, and $9,516 respectively.   Naiji expects to expand its operations in China and wishes to raise the necessary funds by means of attracting investment in the public market.

We estimate our cash requirements for the next 12 months will be $6,315,000 in order to cover our working capital needs.  We currently are able to sustain our working capital needs through profits we generate and shareholder loans.  However, we will require additional capital of $100,000 to expand our operations through product development, refinement and increased manufacturing capacities.  With the capital raised, we can also expand our sales network by establishing more branch offices throughout the region.  Our branch offices are devoted to sales and marketing efforts.  See "Description of Property".

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Our principal business office is located at 15th Factory Building, Nanshan Industrial Village, Nanxin Road, Nanshan District, Shenzhen, People’s Republic of China 518052. Our administrative branch office for North American investor relations and U.S. regulatory reporting is located at #703-1112 West Pender Street, Vancouver, BC V6E2S1 Canada.

We do not currently have a website.

THE OFFERING

This prospectus covers up to 7,752,000 shares of our common stock to be sold by selling stockholders identified in this prospectus.

Shares offered by the selling security holders:	7,752,000 shares of common stock, $0.001 par value per share
Offering price:	$0.02 per share
Common stock outstanding as of October 29, 2004:	24,000,000 shares
Common stock outstanding assuming the maximum number of shares are sold pursuant to this offering:	24,000,000 shares
Number of shares owned by the selling shareholders after the offering:	0 shares. (1)
Use of proceeds:	We will not receive any of the proceeds of the shares offered by the selling shareholders.
Dividend policy:	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends. See “Dividend Policy.”
OTC/BB symbol	Not available
(1)

This number assumes that each selling shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus.  Selling shareholders are not required to sell their shares.  See "Plan of Distribution."

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Summary Financial Information

Balance Sheet Data: (Consolidated)	June 30, 2004	Dec 31, 2003

Cash	$631,366	$698,747
Total Assets	3,449,334	3,526,917
Liabilities	2,634,283	2,841,013
Total Stockholders' Equity	815,051	685,904
Total Liabilities and Stockholder's Equity	$3,449,334	$3,526,917

Statement of Operations (Consolidated)	June 30, 2004	Dec 31, 2003	June 30, 2003	Dec 31, 2002

Sales	$2,328,276	$4,934,276	$1,787,172	$6,322,870
Gross Profit from Operations	363,924	719,562	253,420	779,394
Selling and Administrative Expenses	329,900	515,972	189,822	644,009
Operating Income	$34,024	$203,590	$63,598	$135,385
Other	24,508	63,759	35,012	109,424

Net Income	$9,516	$139,831	$28,586	$25,961
Net Income Per Share	$0.00	$0.006	$0.00	-
Weighted Average Number of Common Shares Outstanding	24,000,000	22,487,671	20,950,276	-

RISK FACTORS

All parties and individuals reviewing this Form SB-2 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest  or  not,  careful  review of the risk factors set forth herein and  consideration  of  forward-looking  statements  contained in this registration  statement  should  be  adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. The likelihood of our success must be considered in light of the problems and expenses that are frequently encountered in connection with operations in the electrical switchgear industry and the competitive environment in which we will be operating.

***You should read the following risk factors

carefully before purchasing our common stock. ***

RISKS RELATING TO OUR BUSINESS

Compliance and enforcement of environmental laws and regulations may impact our operations.

Extensive national, regional and local environmental laws and regulations in China affect our operations.  These laws and regulations set various standards regulating certain

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aspects of health and environmental quality, which provide for user fees, penalties and other liabilities for the violation of these standards.  We believe we are currently in compliance with all existing China environmental laws and regulations.  However, as new environmental laws and legislation are enacted and the old laws are repealed, interpretation, application and enforcement of the laws may become inconsistent.  Compliance in the future could require significant expenditures, which may adversely effect our operations. The enactment of any such laws, rules or regulations in the future may have a negative  impact  on  our  projected  growth,  which  could in turn decrease our projected  revenues  or  increase  our  cost  of  doing  business.

We may suffer currency exchange losses if the Renminbi depreciates relative to the U.S. dollar.

Our reporting currency is the U.S. dollar.  However, a substantial portion of our assets and revenues are denominated in the Chinese currency, Renminbi, commonly referred to as RMB.  Our assets and revenues expressed in our U.S. dollar financial statements will decline in value if the Renminbi depreciates relative to the U.S. dollar.  Any such depreciation could adversely affect the market price of our common stock.  Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations.  To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk.  While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all.  In addition, our currency exchange losses may be magnified by Chinese exchange control regulations that restrict our ability to convert Renminbi into U.S. dollars.

We face intense competition which could adversely affect our ability to generate profits in China.

We expect to encounter significant competition from other power transmission/ distribution equipment companies, which have been in the industry for a longer period of time and have a more extensive line of products. These industries are populated by many national or international companies, with significantly greater resources than ours.

The major companies in the power transmission/ distribution equipment market are ABB, Siemens, and Schneider Electric. In addition, other smaller manufacturers exist in this market throughout the world.

These competitors could have:

•

substantially greater financial and technical resources, which may allow them to expand their operations more quickly, offer a broader range of services and offer services at more competitive prices;

•

more extensive and well developed marketing and sales networks, which may allow them to grow their subscriber bases more quickly and efficiently;

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•

greater brand recognition, which may influence a subscriber’s purchase decision;

•

larger subscriber bases, which may provide economies of scale and operating efficiencies not available to us;

•

longer operating histories; and

•

more established relationships with government officials, equipment specialists and/or other strategic partners.

We may not be able to manage our potential growth.

To manage any future growth, we must continue to implement and improve our operational and financial systems and to create, train and manage our employee base. We can provide no assurance that we will be able  to  effectively  manage  the  expansion  of  our  operations,  or that our infrastructure,  facilities, systems, procedures or controls will be adequate to support  our  operations.  Our inability to effectively manage our future growth could have a material adverse effect on our business, financial condition and results of operations.

There  can  also  be  no  assurance that our infrastructure, technical staff and resources  will  be  adequate  to  facilitate  our  growth.  We believe that our ability  to  produce  our line of products will largely depend  on  our  ability  to  attract,  identify,  train,  integrate  and retain qualified personnel.  Failure to provide adequate personnel could therefore have a material adverse effect on our business, financial condition and results of operations.

We are dependent on a few key personnel.

We are substantially dependent upon the efforts and skills of our executive officers, Mr. Guo and Mrs. Chen. The loss of the services of either of the executive officers could have a material adverse effect on our business.

Our shareholders may not be able to enforce U.S. civil liabilities claims.

Our assets are located outside the United States and are held through a wholly-owned subsidiary incorporated under the laws of Nevada.  Our current operations are conducted in China and Canada.  In addition, our directors and officers are residents of countries other than the United States.  All or a substantial portion of the assets of these persons are located outside the United States.  As a result, it may be difficult for you to effect service of process within the United States upon these persons.  In addition, there is uncertainty as to whether the courts of China and Canada would recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent

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to hear original actions brought in these countries against us or such persons predicated upon the securities laws of the United States or any state thereof.

We do not carry patents for the majority of our products.

Through our experience, obtaining a patent would not prevent our product designs from being pirated and enforcement in the industry in China is considered rare. As a result, we did not see the value in obtaining patents for our line of products in China.   Currently our products are not used in the US and, thus, obtaining a US patent is unnecessary.  In the event that our products are used in the US, we will consider applying for a patent at that time.

When China joined the World Trade Organization, it also amended its patent laws to expand its scope to deter the infringement of all types of intellectual property.  An enforcement organization was proposed to be created, being the State Intellectual Property Office, for the purpose of coordinating all enforcement efforts by merging the patent, trademark and copyright offices under one authority.  To date, this has not occurred.  Until an enforcement structure is in place under one distinct authority, we do not foresee that enforcement of any type of copyright infringement will be achieved.

We may continue to lose market share due to existing pirated products on the market.

We expect that our product designs will continue to be pirated in the market until penalties are enforced by the authorities.  To our knowledge, enforcement is considered rare and until enforcement is put in place, industries will continue to lose market share such as we have experienced.  As a result, we have focused on providing and maintaining good client relations for our existing and new customers; however, our efforts may not materialize into an increased market share.

We carry no insurance policies.

We currently do not carry any policies of insurance to cover any type of risk to our business except vehicle insurance.  It is common practice in China not to carry such insurance.

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We are dependant on a few key customers

As of December 31, 2003, approximately 60% of our sales were made to the following key customers:

Company Name	Sales - 2003%
Shenzhen Power Supply Co., Branch	4,060,000	10%
Shenzhen Annanqiang Distribution Engineering Co., Ltd.	1,250,000	3%
Shenzhen Henggang Liuyue Hydropower Installation Co.	1,370,000	3%
Manacture Factroy of Guangdong Electric Indurstry Bureau	1,320,000	3%
Shanxi Wanlian Electric Co.	3,860,000	9%
Nanchang Shanghua Electrical Equipment Co.	4,700,000	12%
Changchun Electrical Apparatus Co.	1,650,000	4%
Dalian Senyuan Electric Co.	1,140,000	3%
Shanghai Fushi Electrical Mechanism Switchgear Co.	1,250,000	3%
Shanxi Datong Electry Co. Branch	1,680,000	4%
Beijing Yanshan Switchgear Factory	1,150,000	3%
Guangdong Panyu Huaguang Co.	1,280,000	3%
Total		61%

In the event we lose any of these key customers, we may experience significant loses.

RISKS RELATING TO THE OFFERING

There is no public market for our common stock.

There is no public market for the common stock.  Although we intend to apply for quotation of our common stock on the OTC Bulletin Board, there can be no assurance that, even if our common stock is approved for quotation, an active trading market for our common stock will develop or be sustained.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 (the “Securities Exchange Act”) impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share.

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Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Our stock is substantially controlled by directors, officers and principle shareholders.

Our insiders, being the directors, officers and principal shareholders, own an aggregate of approximately 65% of our outstanding shares.  As a result, the insiders will be able to control the outcome of all matters requiring stockholder approval and will be able to elect all of our directors.  Such  control,  which may have the effect of delaying, deferring  or  preventing  a  change  of  control, is likely to continue for the foreseeable  future  and  significantly  diminishes  control and influence which future  stockholders  may  have  in  the  Company. See "Principal Stockholders."

FORWARD LOOKING STATEMENTS

This Form SB-2 includes forward-looking statements which include words such as "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning.  Various factors could cause actual results to differ materially from those expressed in the forward looking statements, including those described in "Risk Factors" in this Form SB-2.  We urge you to be cautious of these forward-looking statements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Currency Exchange Between Chinese Renminbi and United States Dollars

While our consolidated financial statements are reported in United States dollars, a significant portion of our business operations are conducted in the Chinese currency renminbi. In order to provide you with a better understanding of these operations as

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discussed in-depth in the section titled "Description of Business", we provide the following summary regarding historical exchange rates between these currencies:

China does not allow it's currency to float on the open market. Rather, the currency is tied it to the U.S. dollar. This means the RMB exchange rate versus the U.S. dollar is changed very infrequently. When it is changed, it tends to be very significant. The conversion rate was last changed by the government in 1994.  During a period of high inflation, a country with a fixed exchange rate such as China will use foreign currency reserves to hold their rate steady until those reserves are exhausted. In this instance the exchange rate change will tend to be significant.

This exchange rate is based on the 12pm buying rates in City of New York for cable transfers in Chinese renminbi, as certified for customs purposes by the Federal Reserve Bank of New York. For the past six full calendar months, the following exchange rates were in effect for Chinese renminbi exchanged for United States dollars, calculated per the monthly average:

Time Period	Average
Month ended April 30, 2004	8.2765
Month ended May 31, 2004	8.2782
Month ended June 30, 2004	8.2784
Month ended July 31, 2004	8.2776
Month ended August 31, 2004	8.2761
Month ended September 30, 2004	8.2763

USE OF PROCEEDS

The common shares offered are being registered for the Selling Shareholders as specified herein.  The Selling Shareholders will receive all proceeds from the sale of common stock.

DETERMINATION OF THE OFFERING PRICE

The offering price was arbitrarily determined by us based upon the price shares were last sold in our most recent Regulation S offering.  Regulation S provides an exemption from registration to United States incorporated companies that sell their securities to individuals who are resident outside of the United States, provided that:

1.

the purchaser certifies that he or she is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person;

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2.

the purchaser agrees to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933 (the “Securities Act”) or pursuant to an available exemption from registration;

3.

the purchase agrees not to engage in hedging transactions with regard to securities purchased; and

4.

the company is required to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING SECURITY HOLDERS

The Selling Shareholders below are offering 7,752,000 shares of common stock offered through this prospectus.  The 24,000,000 shares were acquired on January 23, 2003 when we entered into the Agreement with Naiji, whereby we acquired all the issued and outstanding stock of Naiji valued at $483,396 for consideration of 24,000,000 of our common stock.  As a result, Naiji became our wholly-owned subsidiary.  These shares were exempt from registration under Regulation S of the Securities Act as they were made to off-shore, non US residents.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling stockholders as of October 29, 2004.

Name of Selling		Beneficial Ownership		# Shares	Beneficial Ownership
Shareholder		Before Offering		Offered	After Offering (1)

		# Shares	Percent (2)		# Shares	Percent (2)
Xiao-Ling	Chen (3)	2,400,000	10%	960,000	1,440,000	6%
Yu-Long	Guo (4)	10,730,000	45%	4,292,000	6,438,000	27%
Ying	Yang (5)	2,500,000	10%	2,500,000	-	-
Total		15,630,000	65%	7,752,000	7,878,000	33%

(1)

This table assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus.  Shareholders are not required to sell their shares.

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(2)

The percentage is based on 24,000,000 common shares outstanding as of October 29, 2004.

(3)

Mrs. Chen is our Secretary and a 5% shareholder.  Her address is: No. 16, Nanhai Rose Garden,

Shekou, Nanshan District, Shenzhen, Guangdong Province, China

(4)

Mr. Guo is our President, Treasurer, a Director, and a 5% shareholder.  His address is: No. 9

Nanhai Rose Garden, Shekou, Nanshan District, Shenzhen, Guangdong Province, China

(5)

Mr. Yang is a 5% shareholder.  His address is: A201, Xiangjingge, Xiangqi, Garden, Baishizhou,

Shenzhen, Guangdong Province, China.

The named parties beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

It is possible that the selling shareholders may not sell all of the securities being offered.

None of the selling stockholders has had a material relationship with us other than as a stockholder at any time within the past three years; or has ever been one of our officers or directors except as noted above.

PLAN OF DISTRIBUTION

We are registering the common stock on behalf of the selling shareholders.  The common stock covered by this prospectus may be offered and sold from time to time by the selling shareholders at a price of $0.02 per share for a period of six months after this registration statement is declared effective.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.

On such public markets or exchanges as the common stock may from time to time be trading;

2.

In privately negotiated transactions;

3.

Through the writing of options on the common stock;

4.

In short sales; or

5.

In any combination of these methods of distribution.

The sales price to the public may be:

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1.

The market price prevailing at the time of sale;

2.

A price related to such prevailing market price; or

3.

Such other price as the selling shareholders determine from time to time.

The selling shareholders are required to sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The shares may also be sold in compliance with Rule 144 of the Securities Act. In general, under Rule 144, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

1.

1% of the number of shares of the company's common stock then outstanding; or

2.

the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling

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shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If any selling shareholders enter into an agreement, after effectiveness, to sell their shares to a broker-dealer as principal and the broker-deal is acting as an underwriter, we will file a post-effective amendment to our registration statement identifying the broker-dealer, providing the required information regarding the plan of distribution, revising the disclosure in the registration statement and filing the agreement as an exhibit. Prior to such involvement, a broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

We are bearing all costs relating to the registration of the common stock. We estimate that the expenses of the offering to be paid by us on behalf of the selling shareholders is

$ 55,019.64. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission (the “SEC”) has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

______________________________________________________________________________________-18-

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•

with bid and offer quotations for the penny stock;

•

the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

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LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, in which we are involved. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved with respect to the operations of the company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following information sets forth the names of our officers and directors, their present positions, ages and biographical information within the last 5 years.  Also provided is a brief  description  of  the  business  experience of our directors and executive officers  and significant employees during the past five years and an indication of  directorships  held  by  the  directors  in  other  companies subject to the reporting  requirements  of  the  Securities  Exchange  Act.

Name	Age	Position	Period Serving	Term (1)
Yulong Guo	44	CEO, President, Director, Treasurer	September 1, 2004 - August 31, 2005	1 year
Xiaoling Chen	40	Secretary	September 1, 2004 - August 31, 2005	1 year

(1)

Directors hold office until the next annual stockholders’ meeting to be held in 2005 or until a successor or successors are elected and appointed.

Mr. Yulong Guo

Mr. Guo is our CEO, President, Director, and Treasurer.

From 1983 through 1992 Mr. Guo worked with Shenzhen Far East Biscuit (China) Company as the Manager of Delivery and Storage Department responsible for logistics.  The company was engaged in production and sales of the “Kangyuan” brand biscuit.

From 1993 through 1997 Mr. Guo worked with Shenzhen Tongke Real Estate Co., Ltd. as General Manager and was responsible for running day to day operations and the company's financial management.

Mr. Yulong Guo received his associate degree in Electrical Mechanisms in 1980 from the Military Collage of the Chinese People’s Liberation Army.

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Mrs. Xiaoling Chen

Mrs. Chen is our Secretary.

From 1995-1995 Mrs. Chen worked for Shenzhen Far East Biscuit (China) Co. Ltd., as the General Office Director along with Mr. Guo. Her responsibilities include general administrative work, communications-specifically with government agencies, and human resources.

From 1995-2000 Mrs. Chen worked for Shenzhen Libao Electronic Equipment Development Co., Ltd. as the General Office Director. The company was engaged in production, assembling and sales of closed-circuit monitor equipments.

Here responsibilities include general administrative work, marketing and communications and human resources.

From 2000- present, Mrs. Chen has been our Administrative Manager.  Her responsibilities include general and administrative work, marketing and communications, and human resources.  Mrs. Chen also manages the staff and is also responsible to ensure that operations are run efficiently.

Mrs. Chen received an associate degree in Business Administration from the University of Zhongshang in 1994.  In 1995 Mrs. Chen held the "Political and Ideological" post and continues to hold this post to date.

Significant Employees:

Our only significant employees are Mr. Guo and Mrs. Chen, both of which provide a significant contribution to our business.

Family Relationships:

There  are  no  arrangements  or  understandings between any of our directors or executive  officers,  pursuant  to which either was selected to be a director or executive  officer,  nor  are  there  any  family relationships among any of our directors  and  officers.

Involvement in Certain Legal Proceedings:

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years and which are material to an evaluation of the ability or the integrity of our directors or executive officers:

______________________________________________________________________________________-21-

1.

any  bankruptcy  petition  filed  by  or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy  or  within  two  years  prior  to  that  time;

2.

any  conviction  in  a  criminal  proceeding  or being subject to a pending criminal  proceeding  (excluding  traffic  violations  and  other  minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4.

being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee Financial Expert

We do not have an audit committee financial expert nor do we have an audit committee established at this time.  We expect to establish this committee within the next 12 months.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of October 29, 2004 certain information regarding the beneficial ownership of our common stock by:

1.

Each person who is known us to be the beneficial owner of more than 5% of the common stock,

2.

Each of our directors and executive officers and

3.

All of our directors and executive officers as a group.

The persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse.  No change in control is currently being contemplated.

As of October 29, 2004, 24,000,000 shares with a par value of $0.001 per share were issued and outstanding. We are authorized to issue 75,000,000 shares with a par value of $0.001 per share.

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Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	% Class (1)
Officers and Directors:
Common Stock	Xiao Ling Chen No. 16, Nanhai Rose Garden, Shekou, Nanshan District, Shenzhen, Guangdong Province, China	2,400,000	10%
Common Stock	Yu Long Guo No. 9 Nanhai Rose Garden, Shekou, Nanshan District, Shenzhen, Guangdong Province, China	10,730,000	45%
Officers and Directors as a Group		13,130,000	55%
5% Shareholders:
Common Stock	Da Ming Guo Tongbomeng Inhabitant Commission, Tongmeng Town, Chaoyang City, Guangdong Province, China	1,340,000	6%
Common Stock	Rui-Qian Household House, Education Office, Tongmeng Town, Chaoyang City, Guangdong Province, China	1,330,000	6%
Common Stock	Xue Jian Hu Room 301, No. 26 Building, Zhaoshang Road (N), Shekou, Shenzhen City, Guangdong Province, China	1,330,000	6%
Common Stock	Ying Yang A201, Xiangjingge, Xianqi Garden, Baishizhou, Shenzhen City, Guangdong Province, China	2,500,000	10%
Common Stock	Jiquing Zheng Room 1308, Wan De Mansion, No. 1019 Shen Nan Zhong Road, Shenzhen, Guangdong, China	1,100,000	5%
Common Stock	Zheng Liu Room 1900 Capitol Mansion, No. 6 Xin Yuan Nan Lu, Chao Yang District, Beijing China	1,100,000	5%

(1)

Based on 24,000,000 shares outstanding as of October 29, 2004.

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DESCRIPTION OF SECURITIES

The securities being registered are 7,752,000 shares with a par value of $0.001 per share. Pursuant to our articles of incorporation, the total authorized capital is 75,000,000 shares with a par value of $0.001 per share, of which 24,000,000 shares are issued to 21 shareholders as of October 29, 2004.  This public offering consists solely of 7,752,000 shares of common stock being resold by selling shareholders at a price of $0.02 per share; therefore, this offering will not affect the total number of shares of common stock issued and outstanding.

All of our authorized shares are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets.  Holders of shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders.  Holders of shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available.  However, our present intention is not to pay any cash dividends to holders of shares but to reinvest earnings, if any.  In the event of our liquidation, dissolution or winding up the holders of shares are entitled to share pro-rata in all assets remaining after payment of liabilities.

Shares have no pre-emptive, conversion or other subscription rights.  There are no redemption or sinking fund provisions applicable to the shares.

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Our articles and by-laws do not contain any provisions that would delay, defer or prevent our change in control.

Dividend Policy:

We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Should we declare a dividend in the future, such dividend will be paid to shareholders on a pro rata basis in accordance with their shareholdings at such time.

Share Purchase Warrants:

We have not issued and do not have outstanding any warrants to purchase our shares

Options:

We have not issued and do not have outstanding any options to purchase our shares.

Convertible Securities:

We  have  not issued and do not have outstanding any securities convertible into shares  or  any  rights  convertible  or  exchangeable  into  shares.

Changes in Control:

There are no arrangements which may result in a change in control.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Accounting Matters

Our financial statements as of December 31, 2003, appearing in this prospectus and registration statement have been audited by Robert G. Jeffrey, Certified Public Accountant, an independent auditor, as set forth in their report thereon, appearing elsewhere in this prospectus and in this registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

______________________________________________________________________________________-25-

Legal Matters

The validity of the Shares offered hereby will be passed upon for us by Clark Wilson, a law firm located in Vancouver, British Columbia.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes ("NRS") and our bylaws.  Section 78.7502 of the NRS  provides  that a corporation may eliminate personal liability of an officer or  director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such  indemnification is limited if such party  acted in good faith and in a manner which he reasonably believed to be in or  not  opposed  to  the  best  interest  of  the  corporation.

Our  articles of incorporation and bylaws allow us to indemnify our officers and directors  up  to  the  fullest  extent  permitted  by  Nevada  law,  but  such indemnification  is  not automatic.  Our bylaws provide that indemnification may not  be made to or on behalf of a director or officer if a final adjudication by a  court  establishes  that the director or officer's acts or omissions involved intentional  misconduct,  fraud,  or  a  knowing  violation  of  the law and was material  to  the  cause  of  action.

Unless  limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful,  on  the  merits  or  otherwise, in the defence of any proceeding to which  the  director  was a party because of being a director of the corporation against  reasonable  expenses  incurred  by  the director in connection with the proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In  the  event  that  a  claim  for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful  defence of any action, suitor proceeding, is asserted by a director, officer  or  controlling  person  in  connection  with  the  securities  being registered,  we  will  submit  the  question of whether indemnification by us is against  public policy to an appropriate court and will be governed by the final adjudication  of  the  case.

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ORGANIZATION WITHIN THE LAST FIVE YEARS

Business Development

We, Asia Electrical Power International Group Inc., were incorporated in the State of Nevada on August 30, 2002 as “Berita International Corporation”, for the purpose of producing high and mid-voltage electrical switchgears in the People's Republic of China ("China").  On December 24, 2003, we changed our name to “Keiji International Group Inc.” and on September 30, 2004 we changed our name to “Asia Electrical Power International Group Inc.” ("AEPI").

On January 23, 2003, we entered into an Asset and Share Exchange Agreement (the “Agreement") (Exhibit 2.1) with Shenzhen Naiji Electrical Equipment Co., Ltd. ("Naiji"), a China Corporation whereby we acquired all the issued and outstanding stock of Naiji valued at $483,396 for consideration of 24,000,000 of our common stock.

Naiji’s stock was valued at $483,396 as this represented the cash contributions of each shareholder.  In China, ownership is determined by each shareholder’s proportionate cash contribution instead of proportionate share ownership.  There is no authorized capital or amount of outstanding stock established.

As a result, Naiji became our wholly-owned subsidiary.  The shareholders of Naiji unanimously agreed to enter into the Agreement for the purposes of restructuring itself in anticipation of becoming listed on the OTC Bulletin Board.  AEIP was formed by Naiji for this purpose and prior to entering into the Agreement; we had no assets, liabilities, equity and had not issued any of our shares.  As a result of entering into the Agreement; the shareholders of Naiji became the shareholders of AEIP in equal proportion wherein the 24,000,000 shares were allocated based on the capital contributions, or ownership of Naiji.  The Agreement therefore was a non-arms length transaction.

Naiji has produced high and mid-voltage electrical switchgears since its inception in 1997.  For the years ended December 31, 2002 and 2003 and for the six month period ended June 30, 2004, Naiji generated a profit of $25,961, $139,831, and $9,516 respectively.   Naiji expects to expand its operations in China and wishes to raise the necessary funds by means of attracting investment in the public market.

______________________________________________________________________________________-27-

Description of Business

Principal Products, Services and Their Markets

We design, manufacture and market electrical power systems designed to monitor and control the flow of electrical energy and to provide protection to motors, transformers and other electrically powered equipment.  Our products are marketed to transportation, industrial, and government sectors.   To date we have serviced transformer substations, residential areas, hospitals, schools and airports.

Our products are used to distribute open and close electric circuits used to control high current application such as a power and transforming station or electric motors.  Power switching components (switchgears) are used to regulate the electrical flow at an acceptable level.  Our products are for the general use of 10KV environments.

Our line of products is often used in combinations with each other in order to meet specific customer needs.  Approximately 80% of our revenues are derived from sales of our XGN15-12II SF6 Insulated Ring Main Unit with Compact Switchgear, FLN36-12D SF6 Switch Disconnector, and FLW18-12 Outdoor SF6 Disconnector.

XGN15-12II SF6 Insulated Ring Main Unit with Compact Switchgear

In forming the main switchgear this product we designed and manufactured is used for alternating current.  The main feature of this unit is the SF6 insulating ring.  SF6 is sulphurhexaflouride, a non-poisonous electronegative gas.  It is used as the insulation to protect the electrical components and also has arc extinguishing properties.  An arc is sparking which results when there are undesired flows of electrical current resulting in increased temperature in the unit.  When this sparking occurs, the SF6 separates the current and lowers the temperature to a normal level.  Because of the aluminium oxide in the system, the process of lowering the temperature regenerates the electronegative gas.  The combination of the electronegative gas and aluminium oxide enables the appropriate level of gas to be maintained while supporting its arc extinguishing function.

This unit is mostly used in compact stations, distribution substations in industrial networks, compact transformer stations.  The expected life of this unit is 20 years.

FLN36-12D SF6 Switch Disconnector

In a distribution network, the use of switch disconnectors is needed to make directional connections.  SF6 is also used as the protective barrier with Arc extinguishing properties.  We design and manufacture disconnectors to meet the integrated network requirements, specific to customer needs.  The expected life of this unit is 20 years.

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VDM6-12 Vacuum Circuit-breaker with magnetic actuator mechanism

We designed and manufactured this outdoor circuit breaker to include the magnetic actuator mechanism; a latch used for reliable open and close operations.  The opening and closing is achieved by magnetic force powered by a low wattage battery as opposed to springs which may stretch or break over time.

A circuit breaker is a device used to complete, maintain, and interrupt currents flowing in a circuit under normal or faulted conditions. A vacuum circuit breaker utilizes a vacuum to extinguish Arcing when the circuit breaker is opened and to act as a dielectric, or an insulating medium that intervenes between two conductors with a material having the property required to establish an electric field, is recoverable in whole or in part as electric energy to insulate the contacts after the arc is interrupted. One type of circuit breaker is called a recloser. A vacuum recloser is designed to interrupt and reclose an AC current circuit automatically, and can be designed to cycle a set number of times before it must be reset manually.  The expected life of this unit is 25 years.

SRM16-12 SF6 insulated ring main cabinet with compact switchgear

This unit combines the SF6 Insulated Ring Main Unit with Compact Switchgear and our Open and Closed distribution cabinets.  The expected life of this unit is 20 years.

XGW1-12 Open and closed distribution cabinet

We design and manufacture modular and custom fitted cabinets suitable for our products and also for pre-existing power stations.  Cabinets are made of stainless steel, have anti-corrosion properties and water resistant.  All fittings needed for switches and other necessary components are included and compatible with other similar products on the market.  Cabinets are affixed to a metal or concrete base.  The expected life of this unit is 20 years.

DFW8-12 Branch cable cabinet

Branch cable cabinets are used to branch cables with cable connectors without using switches or busbars- an electrical conductor that makes a common connection between several circuits.  It is widely used in 10kV electric power systems, to connect cable for adopting magnetic actuator mechanism in the vacuum circuit-breaker as the main switch.  The expected life of this unit is 20 years.

FLW18-12 Outdoor SF6 Disconnector

Like the FLN36-12D SF6 Switch Disconnector, its outdoor counter part, usually mounted on poles, also features the use of switch disconnectors needed to make directional

______________________________________________________________________________________-29-

connections in an integrated outdoor network.  SF6 is also used as the protective barrier with Arc extinguishing properties.  This unit also has remote access to monitor and detect any abnormalities.

We design and manufacture disconnectors to meet the integrated network requirements, specific to customer needs.  The expected life of this unit is 20 years.

CDM17-12 Outdoor Vacuum circuit-breaker with permanent-magnetic actuator mechanism

Similar to the Vacuum circuit breaker with permanent magnetic actuator discussed above, we design and manufacture an outdoor counterpart.  Both units have similar characteristics however the outdoor unit has higher voltage capabilities and is mostly used for large electric power grids.  The expected life of this unit is 20 years.

KYN-12 Metal-enclosed switchgear

This unit is a power distributing equipment used to control and monitor 3.6-12kV, three-phase, 50Hz, single busbar and single busbar subsection power system used in power plants, transformer substations and mining industries.  This unit can be used with the Outdoor Vacuum Circuit-breakers as its main switch.  The expected life of this unit is 20 years.

Distribution Methods and Installation

Sales Network

We have developed an integrated sales network in China, with the following 11 sales and marketing branch offices outside of Guangdong unless otherwise stated:

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Branch Office Location

KM from Principle Office in Shenzhen

Guangzhou (Inside Guandong)

137

Nanning

864

Changsha

1,306

Huizhou (Inside Guangdong)

92

Kunming

1,867

Changchun

3,554

Shanxi

655

Jinan

2,188

Beijing

2,639

Yinchuan and

2,874

Xi-an

1,980

Branch offices are solely responsible for all sales and marketing efforts.  All sales orders are directed to the operations office in Shenzhen whereby the products are manufactured and assembled.

The rent for the principle offices is $ 9,500 per month.

The rent for the branch offices are $ 150 per month for each office.

Distribution

Within the Guangdong province, we distribute our products through our own fleet of vans.  Approximately 30% of deliveries and sales are within the Guandong province.  With sales orders outside of the Guangdong province, we contract out to freight forwarders to deliver our products.  The remaining 70% of deliveries and sales are outside of the Guangdong province.

We have a contract with freight forwarders for a period of 1 year.  The freight forwarding industry is highly competitive and widely disbursed throughout China.  We can easily engage other forwarding companies if there is a need.

Subcontractors

We hire 3 subcontractors to produce custom fitted cabinets to encase our products in the appropriate dimension specific to customer needs.   We have a 1 year contract with our subcontractors.

Should there be a need, there are other subcontractors throughout the region we can subcontract this service to.

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Installation

Once products are delivered, installation is completed by electricians licensed by Government Authorities.  According to laws of China, only electricians licensed by Government Authorities are authorized to install high voltage equipment.

However, we provide servicing and technical assistance after installation and a 1 year warranty on parts.  Warranty on each product is standard on each contract.

New Products

We are not currently developing any new products.  We will consider allocating resources to product development when we raise additional capital.

Competition

We expect to come across significant competition from other power transmission/ distribution equipment companies which have been in the industry for a longer period of time and have a more extensive line of products. These industries are populated by many national or international companies, with significantly greater resources than ours.

The major companies in the power transmission/ distribution equipment market are ABB, Siemens, and Schneider Electric. In addition, other smaller manufacturers exist in this market throughout the region.

Availability of Raw Materials

The raw materials we use are readily available.  We have a wide range of suppliers we use throughout the region.

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Dependence on Major Customers

As of December 31, 2003, approximately 60% of our sales were made to the following customers:

Company Name	Sales - 2003%
Shenzhen Power Supply Co., Branch	4,060,000	10%
Shenzhen Annanqiang Distribution Engineering Co., Ltd.	1,250,000	3%
Shenzhen Henggang Liuyue Hydropower Installation Co.	1,370,000	3%
Manacture Factroy of Guangdong Electric Indurstry Bureau	1,320,000	3%
Shanxi Wanlian Electric Co.	3,860,000	9%
Nanchang Shanghua Electrical Equipment Co.	4,700,000	12%
Changchun Electrical Apparatus Co.	1,650,000	4%
Dalian Senyuan Electric Co.	1,140,000	3%
Shanghai Fushi Electrical Mechanism Switchgear Co.	1,250,000	3%
Shanxi Datong Electry Co. Branch	1,680,000	4%
Beijing Yanshan Switchgear Factory	1,150,000	3%
Guangdong Panyu Huaguang Co.	1,280,000	3%
Total		61%

We have distribution agreements with parties set forth above.

Patents, Trademarks and Labour Contracts

Patents

We carry one patent for our FLN36-12D SF6 Switch Disconnector.  We obtained this patent from the National Intellectual Property Bureau in April 2000.  The patent life is 10 years and expires April 2010.

We do not carry any patents for our other products because the cost of obtaining a patent may outweigh the benefits as copyright infringement laws in China are relatively new and enforcement to our knowledge is rare.

Since China joined the World Trade Organization, the Trademark Law was amended in 2001 and Implementing Rules in late 2002, and amended its copyright law.

Enforcement of copyright infringement in China has also been addressed, including recent changes that stiffened penalties for patent, trademark or copyright infringement,

______________________________________________________________________________________-33-

and the use of preliminary injunctions, and added criminal liability as an available remedy to trademark infringement.

In light of these new amendments, we may apply for patents on the remainder of our products in 2005.

Trademarks

We do not have any trademarks on our trade name or logo.

Labour Contracts

Under the China's National Labor Law, companies are required for its workers and employers of all types of enterprises to sign individual, as well as collective, contracts for a one year term, renewable every year.  Please see "Effect of Government Regulation" below.

Need for Government Approval

We are required to have all of our products tested by an independent research institute appointed by government authorities.  All of our products are tested by the Xi-An High Voltage Apparatus Research Institute located in Shenzhen.  Our products must pass all the required tests and upon completion, we will receive a clearance certification which will enable us to test the product ourselves.  Each of our products on the market has received these clearance certifications and as a result, we are testing all our products in our factories.  The process of obtaining a clearance certification is approximately 8 weeks, and costs up to $60,000 per product.

We will be subject to regular random inspections by government authorities of our products to ensure compliance with consumer laws and administrative rules and regulations on electric power.

Effect of Government Regulation

In addition to the Need for Government Approval for our productions as discussed above, to the best of management's knowledge, we are subject to the following material laws and regulations:

China National Labour Laws (Source- U.S. Department of State- 1998 Country Report on Economic Policy and Trade Practices:  China).  The full report is included in Exhibit 99.1.

______________________________________________________________________________________-34-

We are subject to these Labour Laws applicable to our 68 full time employees filling positions in our Marketing, Quality Control, Research and Development, Productions, Purchasing/Transportation, Administration and Finance Department.  To the best of our knowledge, we are not in violation of any labour laws in effect.

The Right to organize and Bargain Collectively: China's National Labor Law, which entered into force on January 1, 1995, permits workers in both state and private enterprises in China to bargain collectively. The National Labor Law provides for workers and employers at all types of enterprises to sign individual as well as collective contracts. Collective contracts should be worked out between the All-China Federation of

ACFTU or worker representatives and management and specify such matters as working conditions, wage distribution, and hours of work.

Minimum Age for Employment of Children: China's National Labor Law forbids employers to hire workers less than 16 years of age and specifies administrative review, fines and revocation of business licenses of those businesses that hire minors. Laborers between the ages 16 and 18 are referred to as "juvenile workers" and are prohibited from engaging in certain forms of physical work including labor in mines.

Acceptable Conditions of Work: The National Labor Law codified many of the general principles of China's labor reform, setting out provisions on employment, labor contracts, working hours, wages, skill development and training, social insurance, dispute resolution, legal responsibility, supervision and inspection. The law does not set a national minimum wage, but allows local governments to determine their own standards on minimum wages. On May 1, 1995, China reduced the national standard work week from 44 hours to 40 hours, excluding overtime. The National Labor Law mandates a 24-hour rest period per week, and does not allow overtime work in excess of three hours a day or 36 hours a month and sets forth a required scale of overtime compensation.

Every work unit must designate a health and safety officer.  Moreover, while the right to strike is not provided for in the 1982 Constitution, the Trade Union Law explicitly recognizes the right of unions to "suggest that staff and workers withdraw from sites of danger" and to participate in accident investigations.

Compliance with China National Labour Laws

We have complied with these China National Labour Laws as discussed above.  Our administration department takes a pro-active approach to ensuring that we and our employees adhere to labour laws.

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Research and Development

In 2002 and 2003 fiscal year ends, we spent approximately $60,000 on research and development.  During this period, we developed the SRM16-12 SF6 Insulated Ring Main Unit and Compact Switchgear and also:

-

Indoor High-voltage SF6 Switch Disconnector used with the SF6 Ring Main Unit

Cabinet

-

XGN15-12 Ring Main Unit Cabinet adopting the FLN36-120 Switch

Disconnector as the main switchgear.

-

Outdoor XGW1-12 SF6 Open and Closed Distribution Cabinet.

-

DFW8-12 Branch Cable Cabinet with Switch Disconnector,

We expect to recover research and development costs within 1 year of launching the product into the market.

Compliance with Environment Laws

Prior to establishing our operations office, as required by the People’s Republic of China Law (PRC Law), the Environmental Bureau requires inspection of the premises and production cycle to ensure applicable environmental laws is not breeched.  Only after inspection is passed can businesses apply for a business licence from the Industry and Business Bureau.

On June 20, 1997, after passing inspection, we received our business license for a period of 10 years ended June 20, 2007.   After this period expires, we are subject to another inspection in order to extend our business license for another 10 years.  Our business licence is attached in Exhibit 99.2.

To the best knowledge of management, we are not in violation of any environmental laws in place as production of our products and, other than products which use SF6, the materials we use are environmentally friendly and our operations do not result in emitting hazardous substances.

The SF6 gas which we use as insulation is considered hazardous and should not be recycled or released into the environment. This material should be properly disposed of and we have a policy to bring such materials to hazardous materials plants to properly dispose of this material.

Any scrap materials or obsolete inventory is disposed of at local recycling plants.

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Employees (See also “Description of Property” below)

Principle Business Office

We have 68 full time employees in our Principle Business Office, filling positions in our Marketing, Quality Control, Research and Development, Productions, Purchasing/Transportation, Administration and Finance Departments.  Manufacturing facilities are on this site as well.

The Marketing Department is disbursed throughout the region in both our Principle Business Office and Branch Offices.  In our Principle Business Office, there are approximately 30 people in this department, responsible for launching advertising campaigns, market research and customer service.

The Quality Control Department is located in the Principle Business Office and responsible for outer and inner design specifications, input and output inspection, inventory management, product testing and after installation service support.  This department also supervises the production department.  There are 7 employees in this department, consisting of engineers and other technical staff.

The Research and Development Department is located in the Principle Business Office and is responsible for innovation of new and improved technologies.  The department works closely with the Quality Control Department to ensure new products are constructed within specifications.  There are 15 employees in this department consisting of engineers and other technical staff.

The Production Department is located in the Principle Business Office and is responsible for production, assembly and packaging.  The department receives all specifications from the quality control department.  There are 3 employees in this department.

The Purchasing and Transportation Department is located in the Principle Business Office and is responsible for fulfilling inventory orders from the quality control department, inventory management and co-ordination of delivery and installation. There are 5 employees in this department.

The Administration Department is located in the Principle Business Office and is responsible for human resources, training, and payroll.  The department also evaluates all processes to ensure certain levels of efficiency are maintained.  There are 4 employees in this department.

The Finance Department is located in the Principle Business Office and is responsible for compliance with accounting principles and national tax laws, bookkeeping, preparing

______________________________________________________________________________________-37-

budgets and analysis of financial reports.  There are 4 employees in this department consisting of senior and junior staff accountants.

Branch Offices

We have 10 employees for each of our 11 Branch offices located throughout the region.  Branch offices were established to integrate an extensive sales network, directly solely for sales and marketing efforts.

Administrative Branch Office

We have retained two consultants in our Administrative Branch Offices.  Our consultants provide translation and EDGAR filing services.  Our consultants also have access to legal counsel for the purpose of preparing the necessary reports to comply with regulations applicable to fully reporting companies.  Mr. Guo provides the office space for our Administrative Branch office rent free.

Reports to Security Holders

Annual Reports

We intend to file annual reports to security holders and the United States SEC on Form 10-KSB in accordance with the provisions of Section 12 of the Securities Exchange Act.  Such annual reports will include audited financial statements.

Periodic Reports with the SEC

As of the date of this registration statement, we have not been filing periodic reports with the SEC. However, the purpose of this registration statement is to become a fully reporting company on a voluntary basis.  Hence, we will file periodic reports with the SEC as required by laws and regulations applicable to fully reporting companies.

Availability of Filings

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.  We currently do not have an internet website.

______________________________________________________________________________________-38-

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Management’s Discussion and Analysis of Financial Condition and Results of Operation

December 31, 2003 vs. December 31, 2002:

Revenues decreased from 2004 compared to 2003 from $6,322,870 to $4,934,276.  The decrease was attributed to the switchgear market being over supplied with lower grade, pirated products which were in turn, lower in price.  Many of our competitors had to reduce their prices and relax their credit terms in order to maintain their market share.  Given these pressures, management decided only to relax credit terms, but also focused on proactive approaches to provide better customer service.  Our selling price was maintained and as a result, a portion of our market share was lost.   We expect to regain market share in the next 12 months through advertising and marketing campaigns.

The following is a summary of the expenses we incurred during the period.  Most expenses decreased in line with the decrease in sales except as otherwise noted:

Selling and Administrative Expenses (2003 - $515,972 vs. 2002 - $644,009)

Selling and administrative expenses decreased in line with a decrease in sales.   Expenses include transportation, travel, warranty and service, marketing, salaries, repairs and maintenance, rent, utilities and other.  With the exception of marketing, warranty and service and rent, these expenses were decreased in efforts to cut costs in all areas possible.

Marketing expenses were incurred in response to losing market and advertising campaigns were launched through the region.  We also provided more "after service" to clients in our efforts in our focus on maintaining good client relations.

Our rent increased as we moved into a larger facility during 2003 to accommodate for larger manufacturing capabilities.  We lease this space for a period of 3 years.

Interest Expense, net (2003-$25,413 vs. 2002-$23,800)

We earned net interest income on bank balances.  Bank charges paid were in the normal course of business and were not as a result from lines of credit or loans taken out.  Interest of 6% (2003-$27,015, 2002-$26,609) was also charged on shareholder loans outstanding as at year end.  The remaining balance was interest earned on our bank balances.

______________________________________________________________________________________-39-

Other income, net (2003-$0 vs. 2002 $3,012) and Other expenses, net (2003-$2,507 vs. 2002-$0)

These amounts represent a 17% Value Added Tax (“VAT”) on sales subject to VAT and 17% on purchases subject to VAT during the “Tax Reduction Policy” in effect in 2002.

Under normal circumstances, 17% of VAT on sales is payable and applied against this liability is 17% of purchases.  The net amount is either refunded or remitted to the tax authorities.

However, this policy was changed whereby in 2002, VAT was being exempt in what was deemed an “Economic Special Zone”. We were part of this zone and therefore, the VAT we received on sales were treated as income and the related VAT we paid on purchases were treated as expenses.

Since late 2002, this tax policy was terminated and VAT returned to its original policy in all economic zones.  2003 net non operating income represents VAT paid on transactions made in 2002.

Current trends in the Industry

As discussed above, since 2003, we experienced a decrease in our sales due to the increased supply of lower grade pirated products being produced.  We expect this trend to continue and in order for us to regain our market share and increase and surpass revenues levels previously achieved, we will have to regain our competitive edge by directing resources into product innovation and refinement, research and development, marketing and advertising.  We will also focus on maintaining good customer relations by providing what we believe to be a higher level of customer service.  We wish to attract new customers by providing this level of service consistently throughout the life of the contract.

Liquidity and Capital Resources

As of December 31, 2003 we had a working capital of $428,627. Over the next 12 months, we will require approximately $6,315,000 to sustain our working capital needs as follows:

Materials, Labor, Overhead	$ 5,700,000
Selling Expenses	235,000
Administrative Expenses	380,000
Total	$ 6,315,000

______________________________________________________________________________________-40-

Selling expenses consist of transportation, travel, warranty and service, salaries, and marketing.

Administrative expenses consist of salaries, auto, utilities, rent and office.

We expect our revenues generated to absorb these costs; however, if additional capital is needed, we will explore financing options such as shareholder loans.   Shareholder loans are without stated terms of repayment and interest is inputted at 6% per annum.  At this time, we will not be considering taking on any long-term or short-term debt from financial institutions in the next 12 months.

We do not know of any trends, events or uncertainties that are likely to have a material impact on our short-term or long-term liquidity other than those factors discussed above.

Material Commitments

We do not have any material commitments for capital expenditures.  We have title to all our capital assets consisting of production equipment, automobiles, and office equipment.

We have lease commitments effective May 1, 2003 to April 30, 2006 for the lease of our Principle Business Office described below under “Description of Property”.  Lease payments are approximately $9,500 per month.

Seasonal Aspects

Our business is seasonal in that sales are particularly low in February, due to the Chinese New Year holiday, during which time our business is closed up to 2 weeks.  Sales in March are usually higher than usual levels as a result.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

Quarters ended June 31, 2004 and 2003:

Revenues were $2,328,276 and $1,787,172 in 2004 and 2003 respectively.  As mentioned above, management has devoted resources to sales, marketing and public relations in reaction to losing our market share in 2003 due to increased supply of lower grade pirated products being produced.  With these efforts, we hope to increase our sales to levels achieved in previous years.

______________________________________________________________________________________-41-

Selling and Administrative Expenses (2004 - $329,900 vs. 2003 - $189,822)

Selling expenses increased due to resources allocated to marketing and advertising campaigns that were launched through the region.

General and administrative expenses represent salaries and benefits, depreciation and amortization, travel, utilities and office expenses.  The increase is mainly attributed to an increase in rent as the full year higher rate was paid on our new leased space.  The lease is from May 1, 2003 to April 30, 2006.

Interest Income, net (2004 - $1,240 vs. 2003 - $310)

We earned net interest income on bank balances.  Bank charges paid were in the normal course of business and were not as a result from lines of credit or loans taken out.

Other Income (2004-$14,223 vs. 2003 $1,329) and Other Expense (2004 - $6,048 vs. 2003 - $2,870)

Non operating income and expenses represent a 17% VAT on sales subject to VAT and amounts received on purchases subject to VAT during the “Tax Reduction Policy” in effect in 2002.

DESCRIPTION OF PROPERTY

Principle Business Office

Our Principal Business Office is located at 15th Factory Building, Nanshan Industrial Village, Nanxin Road, Nanshan District, Shenzhen, People’s Republic of China 518052.  We lease the operations office from an unrelated and unassociated party for approximately $114,000 per year.

We entered into a lease for this office in May 2003 for 3 years ended May 2006.  We entered into this lease as a result of our need for additional space to produce and manufacture a more extensive line of products.  This office consists of administrative space as well as manufacturing facilities.  We currently have one manufacturing facility.

Branch Office

We also have branch offices throughout China developed for integrating our sales network with 11 sales and marketing branch offices in Guangzhou, Nanning, Changsha, Huizhou, Kunming, Changchun, Shanxi, Jinan, Beijing, Yinchuan and Xi-an.

______________________________________________________________________________________-42-

Each office employs 10 employees and is rented on a month to month basis.   The cost per office per month is approximately $150.

We do not have policies regarding the acquisition or sale of real estate assets for the purposes of capital gain or for income.  We do not hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities nor does the Company expect to do so in the future.

Administrative Branch Office

Our administrative branch office for North American investor relations and U.S. regulatory reporting is located at #703-1112 West Pender Street, Vancouver, BC, Canada V6E2S1.

Our telephone number is 604-697-8899 and our fax number is 604-697-8898.  The facility includes answering and English/Chinese translation services, EDGAR filing services, fax services, reception area and shared office, and boardroom meeting facilities. This office is provided rent free by our President, Yulong Guo and is kept in good condition.  There are currently no proposed programs for the renovation, improvement or development of the facilities that we currently use.  We believe that this arrangement is suitable given the nature of our current operations, and also believe that we will not need to lease additional administrative offices for at least the next 12 months.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 23, 2003, we entered into the Agreement with Naiji, whereby we acquired all the issued and outstanding stock of Naiji valued at $483,396 for consideration of 24,000,000 of our common stock.  As a result, Naiji became our wholly-owned subsidiary.  The shareholders of Naiji unanimously agreed to enter into the Agreement for the purposes of restructuring itself in anticipation of becoming listed on the OTC Bulletin Board.  AEIP was formed by Naiji for this purpose and prior to entering into the Agreement; we had no assets, liabilities, equity and had not issued any of our shares.  As a result of entering into the Agreement; the shareholders of Naiji became the shareholders of AEIP in equal proportion wherein the 24,000,000 shares were allocated based on the capital contributions, or ownership of Naiji.  The Agreement therefore was a non-arms length transaction.

______________________________________________________________________________________-43-

Mr. Yulong Guo advanced the following amounts to us for the purposes of satisfying our working capital needs.  These amounts represent net advances or repayments made during the period:

Period Ended	Advances (Repayments)	Balance
Year ended December 31, 2002	$ 443,526	$ 443,526
Year ended December 31, 2003	$ 6,798	$ 450,324

Six months ended June 30, 2003	$ 60,443	$ 503,968
Six months ended June 30, 2004	$ (124,045)	$ 326,279

These loans are without stated terms of repayment.  Interest is imputed at 6% per annum on balances owing.

We currently have not entered into any transactions with promoters, our directors or officer, principle shareholders other than as mentioned above.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is no public trading market for our shares in the United States or elsewhere.  We anticipate applying for a listing on the OTC Bulletin Board upon effectiveness of this registration statement.  There can be no assurance, however, that a public market will materialize.

Stockholders of Our Common Shares

As of October 29, 2004, we had 21 registered shareholders and 24,000,000 shares outstanding.

Rule 144 Shares

Not including shares registered in this prospectus, a total of 16,248,000 (24,000,000-7,752,000) shares of our common stock will be available for resale to the public after January 23, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.

1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 91,000 shares as of the date of this prospectus; or

______________________________________________________________________________________-44-

2.

the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

There  are  no  outstanding  options  or  warrants  to  purchase,  or securities convertible  into  shares or equity compensation plans.  Our  issued  and  outstanding  shares  could be sold at the appropriate time pursuant  to  Rule  144  of  the  Securities  Act.

Dividends

We do not anticipate that we will declare any dividends in the foreseeable future.  Although  there  are  no restrictions  that  limit  our  ability  to  pay  dividends  on  our shares, our intention  is  to  retain  future  earnings  for  use  in our operations and the expansion  of  our  business.  We also do not have any securities authorized for issuance under equity compensation plans.

EXECUTIVE COMPENSATION

The following table sets forth certain information as to our three highest paid officers and directors for the fiscal years ended December 31, 2003 and December 31, 2002.

Summary Compensation Table

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal year ended February 29, 2004.

______________________________________________________________________________________-45-

LONG TERM COMPENSATION
						RESTRICTED
						OPTION
					OTHER ANNUAL	STOCKS/PAYOUTS	SARS	LTIP	ALL OTHER
NAME	TITLE	YEAR	SALARY	BONUS	COMPENSATION	AWARDED	($)	COMPENSATION	COMPENSATION

Yulong Guo	President, CEO and Director	2003	$5,800	-0-	-0-	-0-	-0-	-0-	-0-
		2002	$5,800-	-0-	-0-	-0-	-0-	-0-	-0-

Xiaoling Chen	Secretary, CAO and Director	2003	$4,400	-0-	-0-	-0-	-0-	-0-	-0-
		2002	$4,400	-0-	-0-	-0-	-0-	-0-	-0-

We presently do not have any compensation agreement with either Mrs. Guo or Ms. Chen.  We do not pay to our directors any compensation for each director serving as a director on our board of directors.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Consulting Agreements

We do not have any employment or consulting agreement with any of our officers or directors and we will not pay our directors any amount for acting on the Board of Directors.

______________________________________________________________________________________-46-

FINANCIAL STATEMENTS

December 31, 2003 and 2002

Page

Accountant’s Audit Report

F-1

Consolidated Balance Sheets

F-2

Consolidated Statements of Operations and Earnings

    Accumulated

F-3

Consolidated Statements of Changes in Stockholders’ Equity

F-4

Consolidated Statements of Cash Flows

F-5

Notes to Consolidated Financial Statements

F-6

June 30, 2004 and 2003

Consolidated Balance Sheets

F-11

Consolidated Statements of Operations and Earnings

Six Months Ended

F-12

Three Months Ended

F-13

Consolidated Statements of Cash Flows

F-14

Notes to Consolidated Financial Statements

F-15

______________________________________________________________________________________F-1

ROBERT G. JEFFREY

CERTIFIED PUBLIC ACCOUNTANT

61 BERDAN AVENUE

WAYNE, NEW JERSEY 07470

LICENSED TO PRACTICE

TEL:  973-628-0022

    IN NEW YORK AND NEW JERSEY

FAX:  973-696-9002

MEMBER OF AICPA

E-MAIL:  rgjcpa@erols.com

    PRIVATE COMPANIES PRACTICE SECTION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

I have audited the accompanying consolidated balance sheet of Asia Electrical Power International Group, Inc. as of December 31, 2003, and the related consolidated statements of Income, changes in stockholders’ equity, and cash flows for the years ended December 31, 2003 and 2002.  These financial statements are the responsibility of the Company management.  My responsibility is to express an opinion on these financial statements based on my audits.

I conducted the audits in accordance with the standards of Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Asia Electrical Power International Group, Inc. as of December 31, 2003, and the results of its operations and cash flows for the years ended December 31, 2003 and 2002 in conformity with U.S. generally accepted accounting principles.

/s/Robert G. Jeffrey

ROBERT G. JEFFREY

October 13, 2004

Wayne, New Jersey

_____________________________________________________________ F-2
ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.
CONSOLIDATED BALANCE SHEET
December 31, 2003

ASSETS	2003
Current Assets:
Cash	$698,747
Accounts receivables	1,225,134
Other receivables	72,757
Advances to suppliers	376,880
Inventory	896,122
Total current assets	3,269,640

Fixed Assets	397,029
Less accumulated depreciation	157,578
Net fixed assets	239,451

Other Assets:
Intangible asset, net	17,826
Total Assets	$3,526,917

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	986,989
Advances from customers	1,271,736
Accrued liabilities	131,964
Shareholder Advances	450,324
Total current liabilities	2,841,013

Stockholders’ Equity:
Common stock: authorized 75,000,000 shares of
$0.001 par value; issued and outstanding 24,000,000	24,000
Capital in excess of par value	459,396
Statutory Reserve	77,071
Retained Earnings	125,437
Total Stockholders’ equity	685,904
Total Liabilities and Stockholders’ Equity	$3,526,917
These accompanying notes are an integral part of these financial statements.
_____________________________________________________________ F-3
ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
For the Years Ended December 31, 2003 and 2002

	Years Ended December 31,
	2003	2002

Revenue	$4,934,276	$6,322,870
Cost of Sales	4,214,714	5,543,476
Gross Profit	719,562	779,394

Expenses:
Selling and Administrative Expenses	(515,972)	(644,009)
Operating Income	$203,590	$135,385

Other Income and Expense:
Other Income	-	3,012
Interest Expense	(25,413)	(23,800)
Other Expense	(2,507)	-
Income Before Income Taxes	175,670	114,597

Provision for income taxes	35,839	88,636
Net income	$139,831	$25,961

Income Per Share -
Basic and Diluted	$0.006

Weighted average
number of shares
outstanding	22,487,671

The accompanying notes are an integral part of these financial statements.

________________________________________________________________________

F-4

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Years Ended December 31, 2003, and 2002

	Common Stock		Capital in
	Shares	Amount	Excess of Par Value	Statutory Reserve	Retained Earnings	Total

Balance January 1, 2002	-	$ -	$ 483,396	$52,196	325,273	860,865

Dividends					(340,753)	(340,753)

Net income for period					25,961	25,961

Allocation of Statutory Reserve				3,900	(3,900)

Balance, December 31, 2002	0	0	$ 483,396	$ 56,096	$ 6,581	$546,073

Shares exchanged in merger	24,000,000	24,000	(24,000)

Net income for period					139,831	139,831

Allocation of Statutory Reserve				20,975	(20,975)

Balance, December 31, 2003	24,000,000	$24,000	$459,396	$ 77,071	$ 125,437	$ 685,904

These accompanying notes are an integral part of these financial statements.

________________________________________________________________________

F-5

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended
	December
	2003	2002
CASH FLOWS FROM OPERATIONS:
Net Income	$139,831	$25,961
Changes not requiring the outlay of cash:
Depreciation and amortization	59,019	44,714
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	10,208	(86,519)
Decrease (increase) in other receivable	(5,179)	17,163
Decrease (increase) in advances to suppliers	154,017	(380,698)
Decrease (increase) in inventory	327,986	(546,528)
Decrease in deferred expenses	-	19,157
Decrease in accounts payable	(505,342)	(548,714)
Increase (decrease) in advances from customers	448,474	(60,296)
Increase (decrease) in accrued liabilities	50,328	(65,478)
Net Cash Consumed By
Operating Activities	679,342	(1,581,238)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of fixed assets	(202,695)	(52,381)
Net Cash Consumed By
Investing Activities	(202,695)	(52,381)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from shareholder	6,798	443,526
Dividends paid		(340,753)
Net Cash Provided By
Financing Activities	6,798	102,773

Net change in cash	483,445	(1,530,846)
Cash balance, beginning of period	215,302	1,746,148

Cash balance, end of period	$698,747	$215,302

These accompanying notes are an integral part of these financial statements

______________________________________________________________________________________-F6-

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003

1.

ORGANIZATION and BUSINESS

Organization of Company

The Company was incorporated in the State of Nevada on August 30, 2002 as “Berita International Corporation”, for the purpose of producing high and mid-voltage electrical switchgears in the People's Republic of China ("China").  On December 24, 2003, the Company changed its name to “Keiji International Group Inc.” and on September 30, 2004 the Company changed its name to “Asia Electrical Power International Group Inc.”.

On January 23, 2003, the Company entered into a Share Exchange Agreement (“the Agreement”) to exchange 24,000,000 of it shares for all of the equity interest of Shenzhen Naiji Electrical Equipment Co., Ltd. ("Naiji"), a company incorporated in the People’s Republic of China.  This transaction has been accounted for as a reverse merger, with Naiji treated as the acquiring company.  The Company had no assets or liabilities on the date of the merger so no allocation of the purchase price was made.

Business

Naiji was incorporated in June 1997.  It has produced high and mid-voltage electrical switchgears since its inception.  Prior to the Company acquiring Naiji it had no operating history and had no assets, liabilities, equity and had not issued any of its shares.  As a result of entering into the Agreement, the shareholders of Naiji became the shareholders of the Company.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidated Statements

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Naiji.  All significant intercompany balances and transactions have been eliminated in consolidation.

______________________________________________________________________________________-F7-

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Cash

For purposes of the statements of cash flows, the Company considers all short term debt securities purchased with a maturity of three months or less to be cash equivalents.

Concentrations Of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash.  At December 31, 2003, Company cash balances were on deposit at a financial institution in the Republic of China, the currency of which is not free trading.

Recognition Of Revenue

Revenue is recognized when product is delivered to customers.

Fair Value Of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash, accounts receivable, other receivables, advances to suppliers, accounts payable, accrued liabilities, approximate their fair values at December 31, 2003.

Inventories

Inventories are valued at the lower of cost or market, with cost being determined on a the first in first out (FIFO) average cost basis.

Fixed Assets

Fixed assets are recorded at cost.  Depreciation is computed using accelerated methods, with lives of seven years for furniture and equipment and five years for computers and automobiles.

______________________________________________________________________________________-F8-

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Intangible Assets

Intangible assets are amortized over their useful lives and are tested for impairment on an annual basis or when events occur that may indicate impairment.

Income Taxes

Naiji generates its income in the People's Republic of China whereby Value Added Tax, Income Tax, City Construction and Development Tax and Education Surcharge taxes are applicable.  The Company and Naiji do not conduct any of its operations in the U.S. and therefore U.S. taxes are not applicable.

Use Of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimated.

Advertising Costs

The Company will expense advertising costs when the advertisement occurs.  Approximately $80,000 of advertising costs was incurred during 2003.  There were no advertising costs incurred in 2002.

Net Income Per Share

The Company computes net income (loss) per common share in accordance with SFAS No. 128, “Earnings Per Share” and SEC Staff Accounting Bulletin No. 98 (“SAB 98”).  Under the provisions of SFAS No. 128 and SAB 98, basic and diluted net income per common share are computed by dividing the net income available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period.  Accordingly, the number of weighted average shares outstanding as well as the amount of net income per share are presented for basic and diluted per share calculations for all periods reflected in the accompanying financial statements.

Segment Reporting

Management will treat the operations of the Company as one segment.

______________________________________________________________________________________-F9-

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Foreign Currency Translation

Amounts recorded in foreign currency are translated into US dollars as follows:

(a)

Current assets, current liabilities and long term monetary assets and liabilities, at the rate of exchange in effect as at the balance sheet date;

(b)

Non-monetary assets and liabilities at the exchange rates prevailing at the time of the acquisition of the assets or assumption of liabilities; and,

(b)

Revenues and expenses, at the average rate of exchange for the year.

Gains and losses arising from this translation of foreign currency will be included in "Other Expenses".

Research and Development

Research costs are expenses as incurred.  Development costs are also expensed unless, in the Company's view, they meet specific criteria related to technical, market and financial feasibility, in which case they are deferred and amortized.  Amortization is calculated on a straight-line basis over the expected life of the related products.  As at year end, the Company had not incur any research costs which would be required to be amortized.

3.

STATUTORY RESERVE

The Company allocates 10% of its previous year's after tax profits, if any to the Statutory Reserve Fund and 5% to Statutory Public Welfare Fund as determined from year to year. This fund is allocated appropriately until reserves reaches 50% of Paid in Capital.

______________________________________________________________________________________-F10-

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003

4.

RELATED PARTY TRANSACTIONS

The Company’s President advanced $ 443,526 to the Company during 2002 and $6,798 during 2003.  The advance is without stated terms of repayment and interest has been imputed at 6% per annum.

5.

RENTALS UNDER OPERATING LEASES

The Company conducts its operations from its Principal Business Office space in Shenzhen China under an operating lease which expires in May 2006.  The Company also has Administrative Branch offices throughout the China region and this space is rented from month to month.

A Vancouver office is provided rent free by the Company’s President.

The following is a schedule of future minimum rental payments required under the above operating lease as of December 31, 2003.

2004	$ 102,000
2004	102,000
2006	42,500
Total	$ 246,500

6.

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

There was no cash paid for interest during either of the periods presented.

Cash was paid for income taxes in the amount of $ 20,438 in 2003 and $83,527 in 2002.

______________________________________________________________________________________-F11-

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.
CONSOLIDATED BALANCE SHEETS

	June 30	December 31
	2004	2003
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash	$631,366	$698,747
Accounts receivables	1,183,178	1,225,134
Other receivables	147,940	72,757
Advances to suppliers	175,341	376,880
Inventory	1,070,188	896,122
Total current assets	3,208,013	3,269,640

Fixed Assets	417,843	397,029
Less accumulated depreciation	189,890	157,578
Net fixed assets	227,953	239,451
Other Assets:
Intangible assets, net	13,368	17,826
Total Assets	$3,449,334	$3,526,917

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,012,442	$986,989
Advances from customers	1,120,758	1,271,736
Accrued liabilities	174,804	131,964
Shareholder advances	326,279	450,324
Total current liabilities	2,634,283	2,841,013

Stockholders’ Equity:
Common stock: authorized 75,000,000 shares of
$0.001 par value; issued and outstanding 24,000,000	24,000	24,000
Capital in excess of par value	579,027	459,396
Statutory Reserve	78,499	77,071
Retained earnings	133,525	125,437
Total Stockholders’ equity	815,051	685,904
Total Liabilities and Stockholders’ Equity	$3,449,334	$3,526,917
These accompanying notes are an integral part of these financial statements.
______________________________________________________________________________________ -F12-
ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
For the Six Month Periods Ended June 30, 2004 and 2003
(Unaudited)

Six Months Ended June 30,
2004	2003

Revenue	$2,328,276	$1,787,172
Cost of Sales	1,964,352	1,533,752
Gross Profit	363,924	253,420

Expenses:
Selling and administrative expenses	329,900	189,822

Operating Income	$34,024	$63,598

Other Income and Expense:
Other income	14,223	1,329
Interest income	1,240	310
Other expense	(6,048)	(2,870)
Income Before Income Taxes	43,439	62,367
Provision for Income Taxes	33,923	33,781
Net Income	$ 9,516	$ 28,586

Income Per Share -
Basic and Diluted	$0.00	$0.00

Weighted average
number of shares	24,000,000	20,950,276
outstanding

These accompanying notes are an integral part of these financial statements.

_________________________________________________________________________________-F13-

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
For the Quarters Ended June 30, 2004 and 2003
(Unaudited)

	Three Month Ended June 30,
	2004	2003

Revenue	$1,678,728	$888,942
Cost of Sales	1,373,066	758,044
Gross Profit	305,662	130,898

Expenses:
Selling and administrative expenses	163,320	97,290

Operating Income	$142,342	$33,608

Other Income and Expense:
Other income	7,563	1,425
Interest expense	-	-
Other expense	(109)	(2,036)
Income Before Income Taxes	149,797	32,997
Provision for Income Taxes	28,004	16,762
Net Income	$121,792	$16,235

Income Per Share -
Basic and Diluted	$0.01	$0.00

Weighted average
number of shares	24,000,000	17,866,667
outstanding

These accompanying notes are an integral part of these financial statements.

_________________________________________________________________________________

-F14-

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
	June
	2004	2003
CASH FLOWS FROM OPERATIONS:
Net Income	$9,516	$28,586
Changes Not Requiring The Outlay Of Cash:
Depreciation and amortization	36,770	24,643
Changes in Assets and Liabilities:
Decrease (Increase) in accounts receivables	41,956	235,249
Increase in other receivables	(75,183)	(78,305)
Decrease (Increase) in advances to suppliers	201,539	(179,693)
Decrease (Increase) in inventory	(174,066)	(320,728)
Decrease (Increase) in accounts payable	25,453	(9,113)
Increase (Decrease) in advances from customers	(150,978)	373,489
Increase (Decrease) in Accrued liabilities	42,840	(761)
Net Cash Consumed By
Operating Activities	(42,153)	73,367

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of fixed assets	(20,814)	(43,050)
Net Cash Consumed By
Investing Activities	(20,814)	(43,050)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from Shareholder	(124,045)	60,443
Capital contributions	119,631	-
Net Cash Provided By
Financing Activities	(4,414)	60,443

Net change in cash	(67,381)	90,760
Cash balance, beginning of period	698,747	215,302

Cash balance, end of period	$631,366	$306,062

These accompanying notes are an integral part of these financial statements.

_________________________________________________________________________________-F15-

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.

NOTES TO FINANCIAL STATEMENTS

June 30, 2004

(Unaudited)

1.

BASIS OF PRESENTATION

The unaudited interim financial statements of Asia Electrical Power International Group Inc. (“the Company”) as of June 30, 2004 and for the three and six month periods ended June 30, 2004 and 2003, have been prepared in accordance with generally accepted accounting principles.  In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods.  The results of operations for the quarter ended June 30, 2004  are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2004.

Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading.  The accompanying unaudited financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2003.

______________________________________________________________________________________-47-

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We  have  had  no  changes  in  or  disagreements with our accountants since our incorporation.

Available Information

Upon the effectiveness of our registration statement, we will file reports with the SEC. We have filed a registration statement on Form SB-2 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus.  You may inspect the registration statement, exhibits and schedules filed with the SEC at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Although we are not obligated to an annual report to our security holders, we will voluntarily send an annual report, including audited financial statements, to any security holder who requests an annual report.

Information Not Required In The Prospectus

Indemnification of Directors and Officers

Our  officers and directors are indemnified as to personal liability as provided by  the  Nevada Revised Statutes ("NRS") and our bylaws.  Section 78.7502 of the NRS  provides  that a corporation may eliminate personal liability of an officer or  director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such  indemnification is limited if such party  acted in good faith and in a manner which he reasonably believed to be in or  not  opposed  to  the  best  interest  of  the  corporation.

Our  articles of incorporation and bylaws allow us to indemnify our officers and directors  up  to  the  fullest  extent  permitted  by  Nevada  law,  but  such indemnification  is  not automatic.  Our bylaws provide that indemnification may not  be made to or on behalf of a director or officer if a final adjudication by a  court  establishes  that the director or officer's acts or omissions involved intentional  misconduct,  fraud,  or  a  knowing  violation  of  the law and was material  to  the  cause  of  action.

______________________________________________________________________________________-48-

Unless  limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful,  on  the  merits  or  otherwise, in the defence of any proceeding to which  the  director  was a party because of being a director of the corporation against  reasonable  expenses  incurred  by  the director in connection with the proceeding.

We  have  been  advised  that,  in  the  opinion  of  the  SEC,  this  type  of indemnification  is  against public policy as expressed in the Securities Act and  is,  therefore,  unenforceable.  In  the  event  that  a  claim  for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful  defence of any action, suitor proceeding, is asserted by a director, officer  or  controlling  person  in  connection  with  the  securities  being registered,  we  will  submit  the  question of whether indemnification by us is against  public policy to an appropriate court and will be governed by the final adjudication  of  the  case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

We incurred the following expenditures relating to this offering.  We are paying all these expenses and will not be reimbursed by the selling shareholders.  Selling shareholders are responsible for their own selling costs.  The following are all estimates except for the SEC registration fee:

SEC registration fee	$ 19.64
Transfer Agent Fees	$ 5,000
Accounting and audit fees and expenses	$ 30,000
Legal fees and expenses	$ 20,000

Total	$ 55,019.64

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

______________________________________________________________________________________-49-

RECENT SALES OF UNREGISTERED SECURITIES

On January 23, 2003, we entered into the Exchange Agreement with Naiji, whereby we acquired all the issued and outstanding stock of Naiji valued at $483,396 for consideration of 24,000,000 of our common stock.  As a result, Naiji result became our wholly-owned subsidiary.  As a result of entering into the Agreement; the shareholders of Naiji became the shareholders of AEIP in equal proportion wherein the 24,000,000 shares were allocated based on the capital contributions, or ownership of Naiji.  The Agreement therefore was a non-arms length transaction.

The common stock issuance was exempt from registration pursuant to Section 3(b) and 4(2) of the Securities Act, including Rule 506 of Regulation D and Regulation S promulgated under the Act.  We have complied with the requirements of Regulation S by having no directed selling efforts made in the United States, ensuring that the investors are non-U.S. persons with addresses in a foreign country and having the investors make representation to the Company certifying that he or she is not a U.S. person and is not acquiring the common stock for the account or benefit of a U.S. person other than persons who purchased common stock in transactions exempt from the registration requirements of the Securities Act; and also agrees only to sell the common stock in accordance with the registration provisions of the Act or an exemption there from, or in accordance with the provisions of the Regulation.

______________________________________________________________________________________-50-

EXHIBITS

Exhibit Number	Description
3.1	Certificate of Incorporation, dated August 30, 2002-Berita International Corporation
3.2	Certificate of Incorporation, dated December 24, 2003-Keiji International Group Inc.
3.3	Certificate of Incorporation, dated September 30, 2004-Asia Electrical Power International Group Inc.
3.4	Articles of Incorporation, dated August 26, 2002-Berita International Corporation
3.5	Certificate Amending Articles of Incorporation dated December 24, 2003 changing our name to “Keiji International Group Inc.”
3.6	Certificate Amending Articles of Incorporation dated September 30, 2004 changing our name to “Asia Electrical Power International Group Inc.”
3.7	Bylaws, effective September 3, 2002
5.1	Legal opinion from Clark Wilson
10.1	Share Exchange Agreement between Shenzhen Naiji Equipment Co., Ltd and Asia Electrical Power International Group Inc., dated January 23, 2003.
10.2	Letter from Shenzhen Naiji Electrical Equipment Co. Ltd confirming shares issued in the Share Exchange Agreement were exchanged in equal proportion, dated January 23, 2003.
23.1	Consent Letter from Robert Jeffrey, CPA
99.1	U.S. Department of State- 1998 Country Report on Economic Policy and Trade Practices: China
99.2	Business License, effective June 20, 1997

______________________________________________________________________________________-51-

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

I

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

______________________________________________________________________________________-52-

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

______________________________________________________________________________________-53-

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Shenzhen, China on the 29th day of October.

ASIA ELECTRICAL POWER

INTERNATIONAL GROUP INC.

Date: October 29, 2004

By:

/s/ Yulong Guo

Yulong Guo

President, Chief Executive Officer and Director

______________________________________________________________________________________-54-

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Yulong Guo, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

	SIGNATURE	CAPACITY IN WHICH	DATE
SIGNED

By:	/s/ Yulong Guo	President, Chief Executive	October 29, 2004
	Yulong Guo	Officer, Chairman of the Board and Director

By:	/s/ Xiaolong Chen	Secretary, Principal Financial Officer	October 29, 2004
Xiaolong Chen